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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                          Date of Report: June 3, 1998


                                  DEPUY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                         001-12229             35-1989795
     (State or Other                  (Commission         (IRS Employer
     Jurisdiction of                  File Number)      Identification No.)
     Incorporation)

     700 Orthopaedic Drive
     Warsaw, Indiana                                            46580
     (Address of principal executive offices)                 (Zip Code)

                                 (219) 267-8143
              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.


     On June 3, 1998, the Company completed its acquisition of all the issued and outstanding shares of capital stock of AcroMed Corporation ("AcroMed") (AcroMed, which is based in Cleveland, Ohio, designs and sells spinal implants and related products). The acquisition was affected through the merger of a newly-formed, wholly-owned subsidiary of the Company with and into AcroMed, as a result of which the Company became the sole shareholder of AcroMed.

     All the outstanding shares of and options to acquire shares of AcroMed which were outstanding at the effective time of the merger were converted into the right to receive a cash payment in accordance with a formula set forth in the agreement and plan of merger. The aggregate consideration paid to the holders of shares of AcroMed or options to purchase shares of AcroMed was approximately $325 million. The purchase price was determined through a competitive bidding process, followed by additional negotiations between the
Company and representatives of the holders of shares of AcroMed.   Of such
consideration, $200 million was financed through the Company's $300 million syndicated revolving credit facility for which The First National Bank of Chicago is the agent; the remaining $125 million of the purchase price was paid from the Company's internal cash resources.

     The Company will file the financial statements and pro forma financial statements required by Item 7 of Form 8-K through an amendment to this report within the time period prescribed under the Form.

Item 7.  Financial Statements and Exhibits.


     (c)  Exhibits.

          2.1 Agreement and Plan of Merger dated as of March 18, 1998 among AcroMed Corporation, DePuy, Inc. and DP Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31,
               1998)*  **

* Does not include certain exhibits to the Agreement and Plan of Merger. A list briefly identifying all omitted exhibits has been provided in Exhibit
     2.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998. The Company will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted exhibit.

** Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to the Company's Application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DEPUY, INC.


Date:  June 17, 1998
                              By:       /s/ Thomas J. Oberhausen
                                     ---------------------------
                                    Name:  Thomas J. Oberhausen
                                    Title: Sr. Vice President,
                                           Finance and Chief
                                           Financial Officer

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                                 EXHIBIT INDEX



Exhibit No.  Description                                                Page No.
-----------  -----------                                                --------

2.1          Agreement and Plan of Merger dated as of March
             18,1998 among AcroMed Corporation, DePuy, Inc.
             and DP Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998)* **



* Does not include certain exhibits to the Agreement and Plan of Merger. A list briefly identifying all omitted exhibits has been provided in Exhibit
     2.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998. The Company will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted exhibit.

** Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to the Company's Application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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